UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2006

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50791	33-0843840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11099 North Torrey Pines Road
La Jolla, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On January 12, 2006 we entered into a Lease Agreement with ARE-NEXUS CENTRE II, LLC (the “Nexus Lease”).  Under the terms of the Nexus Lease, we will be leasing approximately 64,000 square feet of office, research and development space at 4767 Nexus Centre Drive, San Diego, California for a term targeted to commence on September 1, 2006 with rent targeted to commence April 1, 2007 and ending on February 28, 2017.  We have the right to extend the term of the Nexus Lease for an additional five years, and we have the right to terminate the Nexus Lease early effective March 31, 2014 upon payment of an early termination fee.

In connection with the execution of the Nexus Lease, we amended our existing lease with ARE-11099 North Torrey Pines, LLC for the property located at 11099 North Torrey Pines Road, La Jolla, California (the “Torrey Pines Lease Amendment”) on January 12, 2006 to provide for the extension of the lease term, subject to certain limitations, until we move all of our operations to the new location, which we expect to occur in the fourth quarter of 2006.

We intend to file the Nexus Lease and the Torrey Pines Lease Amendment with the Securities and Exchange Commission in the future and will seek confidential treatment for certain material terms of the Nexus Lease at such time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ KENT SNYDER
Kent Snyder
President and Chief Executive Officer

Date: January 18, 2006